UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

Breeze-Eastern Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07872	95-4062211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 602-1001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2012, William Alderman resigned his position as a director of Breeze-Eastern Corporation (the “Company”). There were no disagreements between the Company and Mr. Alderman on any matter relating to the Company’s operations, policies or practices which led to his resignation. At the time of his resignation, Mr. Alderman served as the chair of the Company’s nominating committee and also served as a member of the Company’s audit committee and strategy committee.

On January 30, 2012, Nelson Obus was appointed as a director of the Company to fill the vacancy created by Mr. Alderman’s resignation. The appointment of Mr. Obus was contemplated by the Settlement and Standstill Agreement entered into by the Company, Tinicum Capital Partners II, L.P and Tinicum Capital Partners II Parallel Fund, LP on October 5, 2011, as he was included as an acceptable replacement nominee in the event that one of the Company nominees for election at its 2011 and 2012 annual meetings was unable to complete his term. Mr. Obus will serve on the Company’s nominating committee, audit committee and strategy committee.

Mr. Obus has served as president of Wynnefield Capital, Inc. since 1992 and as a managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management manages two private investment funds and Wynnefield Capital, Inc. manages one private investment fund, all three of which invest in small-cap value U.S. public companies. Mr. Obus also serves on the board of directors of Layne Christensen Company, a diversified natural resources company with interests in water, mineral drilling and energy. He also serves as a director of Gilman Ciocia, Inc., a company that provides income tax preparation, accounting and financial planning services. According to a Form 4 filed with the SEC on June 20, 2011 and a Schedule 13D filed with the SEC on June 21, 2011 and subsequently amended on October 7, 2011: Wynnefield Capital Management, LLC holds an indirect beneficial interest in 1,356,902 shares of the Company’s common stock, which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value L.P.I; Wynnefield Capital, Inc. holds an indirect beneficial interest in the 722,609 shares of the Company’s common stock, which are directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd; and Nelson Obus holds an indirect beneficial interest in 38,400 shares of the Company’s common stock, which are directly beneficially owned by Channel Partnership II, L.P. Nelson Obus and Joshua Landes are the control persons of each of these entities.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2012, the board of directors of the Company adopted and approved Amendment No. 1 to the Amended and Restated Bylaws of the Company (“Amendment No. 1”) in order to set the authorized number of directors of the Company at seven. This summary of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 8.01.	Other Events.

On February 1, 2012, the Company issued a press release announcing the appointment of Mr. Obus and the resignation of Mr. Alderman as a director, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this Current Report on Form 8-K:

No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws

99.1	Press Release of Breeze-Eastern Corporation dated February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION

Dated: February 2, 2012	/s/ Mark D. Mishler
Mark D. Mishler
Senior Vice President, Chief Financial Officer, Treasurer and Secretary